As filed with the Securities and Exchange Commission on March 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUMMIT MIDSTREAM CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	99-3056990
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

910 Louisiana Street, Suite 4200

Houston, Texas 77002
(832) 413-4770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Johnston
Summit Midstream Corporation
910 Louisiana Street, Suite 4200

Houston, Texas 77002
(832) 413-4770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer, P.C.
Anthony L. Sanderson
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Tel: (713) 836-3600
Fax: (713) 836-3601

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 24, 2025

PROSPECTUS

$240,000,000

Summit Midstream Corporation

Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

Up to 7,933,273 Shares of Common Stock
offered by the Selling Stockholders

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts and units that we may offer and sell at prices and on terms to be set forth in one or more supplements to this prospectus. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $240,000,000. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Additionally, this prospectus provides you with a general description of the common stock that the selling stockholders identified herein may offer and sell. Each time a selling stockholder sells any common stock offered by this prospectus, the selling stockholder is required to provide this prospectus and the related prospectus supplement containing specific information about the selling stockholder and the terms of the common stock being offered in the manner required by the Securities Act of 1933, as amended (the “Securities Act”). A prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or any other method permitted by law. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

This prospectus also covers the offering and resale by the selling stockholders identified herein of up to 7,933,273 shares of our common stock, from time to time, in amounts, at prices and on terms that will be determined at the time of the applicable offering. The selling stockholders may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or any other method permitted by law. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of such shares. Our registration of these shares does not mean that the selling stockholders will offer or sell any shares of our common stock. We will not receive any proceeds from the sale or other disposition of the common stock by any selling stockholder.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SMC.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 1 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2025.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this process, we may, from time to time, offer and sell common stock, preferred stock, depositary shares, warrants, purchase contracts and/or units consisting of any combination of such securities, either individually or in combination with other securities, in one or more offerings as described in this prospectus, and the selling stockholders may, from time to time, offer and sell shares of common stock as described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, warrants, purchase contracts or units that we may offer and sell, and the common stock described in this prospectus that the selling stockholders may offer and sell. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Each time a selling stockholder sells any common stock offered by this prospectus, the selling stockholder is required to provide this prospectus and the related prospectus supplement containing specific information about the selling stockholder and the terms of the common stock being offered in the manner required by the Securities Act. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement as well as additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest in our securities. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. Neither we nor any selling stockholder has authorized anyone else to provide you with different information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. We and each of the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Summit Midstream Corporation, a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Information by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.summitmidstream.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering under this prospectus (in each case, other than portions of those documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) otherwise deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025 (the “Annual Report”);

●	our Current Reports on Form 8-K filed with the SEC on each of January 7, 2025, January 8, 2025, January 10, 2025, March 14, 2025, and March 24, 2025 and on Form 8-K/A filed with the SEC on December 4, 2024; and

●	the description of our capital stock contained in Exhibit 4.1 to the Annual Report, as amended by any subsequent amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Summit Midstream Corporation
910 Louisiana Street, Suite 4200
Houston, Texas 77002
Attention: James D. Johnston
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary
Telephone: (832) 413-4770

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained or incorporated by reference in this prospectus are “forward-looking” statements concerning our operations, economic performance and financial condition. These forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries are also forward-looking statements. These forward-looking statements involve various risks and uncertainties, including, but not limited to, those described in “Part I, Item 1A. Risk Factors” in the Annual Report, which is incorporated by reference in this prospectus.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by the cautionary statements in this paragraph. These risks and uncertainties include, among others:

●	our ability to achieve the strategic and other objectives relating to the Tall Oak Acquisition (as defined herein);

●	the risk that we are unable to integrate Tall Oak’s (as defined herein) operations in a successful manner and in the expected time period;

●	our decision whether to pay, or our ability to grow, our cash dividends;

●	fluctuations in natural gas, natural gas liquids (“NGLs”) and crude oil prices, including as a result of political or economic measures taken by various countries or the Organization of the Petroleum Exporting Countries;

●	the extent and success of our customers’ drilling and completion efforts, as well as the quantity of natural gas, crude oil, freshwater deliveries, and produced water volumes produced within proximity of our assets;

●	failure or delays by our customers in achieving expected production in their natural gas, crude oil and produced water projects;

●	competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our gathering and processing assets or systems;

●	actions or inactions taken or nonperformance by third parties, including suppliers, contractors, operators, processors, transporters and customers, including the inability or failure of our shipper customers to meet their financial obligations under our gathering agreements and our ability to enforce the terms and conditions of certain of our gathering agreements in the event of a bankruptcy of one or more of our customers;

●	our ability to divest of certain of our assets to third parties on attractive terms, which is subject to a number of factors, including prevailing conditions and outlook in the natural gas, NGL and crude oil industries and markets;

●	the ability to attract and retain key management personnel;

●	commercial bank and capital market conditions and the potential impact of changes or disruptions in the credit and/or capital markets;

●	changes in the availability and cost of capital and the results of our financing efforts, including availability of funds in the credit and/or capital markets;

●	restrictions placed on us by the agreements governing our debt and preferred equity instruments;

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●	the availability, terms and cost of downstream transportation and processing services;

●	natural disasters, accidents, weather-related delays, casualty losses and other matters beyond our control;

●	the current and potential future impact of pandemics on our business, results of operations, financial position or cash flows;

●	operational risks and hazards inherent in the gathering, compression, treating and/or processing of natural gas, crude oil and produced water;

●	our ability to comply with the terms of the agreements comprising the settlement of the U.S. federal and North Dakota state governments’ environmental claims against Meadowlark Midstream Company, LLC and Summit Midstream Partners, LLC with respect to the 2015 rupture of a four-inch produced water gathering pipeline owned and operated by Meadowlark Midstream Company, LLC, which at the time was a wholly owned subsidiary of Summit Midstream Partners, LLC, near Williston, North Dakota;

●	weather conditions and terrain in certain areas in which we operate;

●	physical and financial risks associated with climate change;

●	any other issues that can result in deficiencies in the design, installation or operation of our gathering, compression, treating, processing and freshwater facilities;

●	timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and rights-of-way and other factors that may impact our ability to complete projects within budget and on schedule;

●	our ability to finance our obligations related to capital expenditures, including through opportunistic asset divestitures or joint ventures and the impact any such divestitures or joint ventures could have on our results;

●	the effects of existing and future laws and governmental regulations, including environmental, safety and climate change requirements and federal, state and local restrictions or requirements applicable to oil and/or gas drilling, production or transportation;

●	the effects of litigation;

●	interest rates;

●	changes in general economic conditions; and

●	other factors and uncertainties discussed below and elsewhere in this prospectus and in our filings with the SEC, including our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Developments in any of these areas could cause actual results to differ materially from those anticipated or projected or cause a significant reduction in the market price of our securities.

The foregoing list of risks and uncertainties may not contain all of the risks and uncertainties that could affect us. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this document may not in fact occur. Accordingly, undue reliance should not be placed on these statements. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

For additional information regarding known material factors that could cause our actual results to differ from projected results, please read the rest of this prospectus, including the “Risk Factors” section herein and “Part I, Item 1A. Risk Factors” in the Annual Report, which is incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus and (ii) contained in or incorporated by reference into any applicable prospectus supplement and any applicable free writing prospectus. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

THE COMPANY

We are a value-driven company focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. Our business activities are primarily conducted through various operating subsidiaries, each of which is owned or controlled by its subsidiary holding company, Summit Midstream Holdings, LLC, a Delaware limited liability company.

We provide natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in five unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; (iv) the Arkoma Basin, which includes the Woodford and Caney shale formations in Oklahoma; and (v) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. We have an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas.

We were incorporated under the laws of the State of Delaware on May 14, 2024 for the purpose of effecting a corporate reorganization of Summit Midstream Partners, LP, a Delaware master limited partnership (“SMLP”), in which we were incorporated to serve as the new parent holding company of SMLP. Our common stock is listed on the NYSE under the ticker symbol “SMC.” Upon completion of the Tall Oak Acquisition, ownership of SMLP shifted to an Up-C tax structure, with us owning SMLP alongside holders of a noncontrolling limited partnership interest.

Our principal executive office is located at 910 Louisiana Street, Suite 4200, Houston, Texas 77002, and our telephone number is (832) 413-4770.

For a further discussion of our business, we urge you to read the information that is provided in filings on the SEC’s website and incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt. Net proceeds may be temporarily invested prior to use. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

We will not receive any of the proceeds from the sale of common stock from time to time by the selling stockholders. We have agreed to pay all fees and costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses. Other than certain fees and disbursements of certain of the selling stockholders’ respective counsel, the selling stockholders will pay any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in connection with the sale of common stock.

DESCRIPTION OF CAPITAL STOCK

The summary of general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), the Certificate of Designation (our “Series A Certificate of Designation”) of our Series A Floating Rate Cumulative Redeemable Perpetual Preferred Stock (our “Series A Preferred Stock”), the Certificate of Designation (our “Class B Certificate of Designation”) of our Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), and our Amended and Restated Bylaws (our “Bylaws,” and together with our Certificate of Incorporation, our Series A Certificate of Designation and our Class B Certificate of Designation, our “Charter Documents”), each of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. For additional information, please read our Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

We are authorized to issue up to 72,500,000 shares, of which (i) 42,000,000 have been designated common stock, par value $0.01 per share (“common stock”), (ii) 500,000 have been designated preferred stock, par value $0.01 per share (“preferred stock”), and (iii) 30,000,000 have been designated common stock, par value $0.01 per share (“Blank Check Common Stock”). Our board of directors has designated 65,508 shares of preferred stock as Series A Preferred Stock and 7,471,008 shares of the Blank Check Common Stock as Class B Common Stock.

Common Stock

As of March 19, 2025, 12,241,098 shares of common stock were issued and outstanding.

Holders of shares of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by stockholders generally. The holders of common stock do not have cumulative voting rights in the election of directors.

Holders of shares of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or Blank Check Common Stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock and Blank Check Common Stock having liquidation preferences, if any, the holders of shares of common stock will be entitled to receive pro rata our remaining assets available for distribution.

All shares of common stock that are outstanding are fully paid and non-assessable. Our common stock is not subject to further calls or assessments by us. Holders of shares of common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights powers, preferences and privileges of common stock are subject to those of the holders of any shares of preferred stock (including our Series A Preferred Stock) or Blank Check Common Stock (including our Class B Common Stock) or any other series or class of stock that we may authorize and issue in the future.

Our common stock is currently listed on the NYSE under the symbol “SMC.”

Blank Check Common Stock

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of Blank Check Common Stock (including convertible Blank Check Common Stock). Unless required by law or any stock exchange, the authorized shares of Blank Check Common Stock are available for issuance without further action by the holders of common stock or preferred stock. Our board of directors is able to determine, with respect to any series of Blank Check Common Stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●	the number of shares of the series, which our board of directors may, except where otherwise provided in the Blank Check Common Stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption or repurchase rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

Class B Common Stock

As of March 19, 2025, 6,524,467 shares of Class B Common Stock were issued and outstanding.

On December 2, 2024, in connection with the consummation of the Tall Oak Acquisition, we filed our Class B Certificate of Designation with the Secretary of State of the State of Delaware, which among other things, designated a series of our Blank Check Common Stock as Class B Common Stock. At closing of the Tall Oak Acquisition, we issued 7,471,008 shares of our Class B Common Stock and SMLP issued 7,471,008 common units representing limited partner interests (“SMLP Partnership Units”), which are exchangeable into an equivalent quantity of our common stock on a 1:1 exchange ratio. The shares of Class B Common Stock are non-economic interests and are not convertible into any of our other securities. However, if a holder exchanges one SMLP Partnership Unit for one share of common stock, it must also surrender to us one share of Class B Common Stock for each SMLP Partnership Unit exchanged.

For so long as Tall Oak Parent (as defined herein) and its permitted transferees (collectively, the “Investor”) continuously own the following threshold amounts of the outstanding shares of common stock, on a diluted basis assuming the exchange of all SMLP Partnership Units then outstanding (the “Total Shares”), the Investor will have the right to elect (by the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a class and to the exclusion of our common stock and any other class or series of our capital stock) directors to our board of directors (“TW Directors”), and our board of directors will be composed in part of TW Directors as specified below:

●	up to four TW Directors, until such time as the number of shares of common stock issuable to the Investor upon redemption or exchange of the SMLP Partnership Units held by the Investor (the “Total Class B Ownership”) continuously held is less than or equal to 32% of the Total Shares;

●	up to three TW Directors, until such time as the Total Class B Ownership continuously held is less than 28% of the Total Shares;

●	up to two TW Directors, until such time as the Total Class B Ownership continuously held is less than 20% of the Total Shares; and

●	up to one TW Director, until such time as the Total Class B Ownership continuously held is less than 10% of the Total Shares.

In addition to the election of TW Directors described above, holders of shares of Class B Common Stock vote together with holders of our common stock as a single class and are entitled to one vote (subject to adjustment to account for any subdivision or combination or similar reclassification or recapitalization of the outstanding shares of common stock) for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by stockholders generally.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock and Blank Check Common Stock having liquidation preferences senior to the Class B Common Stock, if any, the holders of shares of Class B Common Stock will be entitled to receive a liquidation preference of $0.01 per share of Class B Common Stock.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by the holders of common stock or Blank Check Common Stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption or repurchase rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

Series A Preferred Stock

Shares of Series A Preferred Stock represent perpetual equity interests in us, and they have no stated maturity or mandatory redemption date. Holders of Series A Preferred Stock generally have no voting rights, except for limited voting rights in certain circumstances.

The holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative and compounding quarterly cash dividends. Dividends on the shares of Series A Preferred Stock are cumulative and compounding and are payable quarterly in arrears on the 15th days of March, June, September and December of each year. The dividend rate for the Series A Preferred Stock is a percentage of the Series A Liquidation Preference (as defined in the Series A Certificate of Designation) equal to the three-month SOFR, or, if no such rate is so published, a substitute or successor rate determined by the calculation agent, plus a spread of 7.69%.

We may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price of 100% of the Series A Liquidation Preference per share of Series A Preferred Stock plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared.

If certain change of control triggering events occur, each holder of Series A Preferred Stock may require us to repurchase all or a portion of such holder’s Series A Preferred Stock at a purchase price equal to 101% of the Series A Liquidation Preference per share of Series A Preferred Stock plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of settlement. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.

We have no current plans to pay dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because we are a holding company and have no direct operations, we are only able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends is limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness that we or our subsidiaries incur in the future.

Until the redemption of the Series A Preferred Stock, holders of the shares of Series A Preferred Stock are entitled to receive cumulative compounding dividends quarterly. In any quarter, the holders of shares of Series A Preferred Stock must receive the dividend to which they are entitled for that quarter, plus any accrued and unpaid dividends from prior quarters, and our board of directors must expect to have sufficient funds to pay the next dividend on the Series A Preferred Stock, before any distributions can be paid on our common stock. We cannot pay dividends on any junior securities, including our common stock, prior to paying the dividends payable on the Series A Preferred Stock.

On February 28, 2025, we announced that our board of directors declared a quarterly cash dividend on the Series A Preferred Stock for the period ended March 14, 2025. A cash dividend of $51.27 per share was paid on the outstanding 65,508 shares of Series A Preferred Stock on March 15, 2025 to holders of record of shares of Series A Preferred Stock as of the close of business on March 3, 2025.

Anti-Takeover Effects of Charter Documents and Certain Provisions of Delaware Law

Some provisions of Delaware law and our Charter Documents could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our securities.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Charter Documents

Among other things, the Charter Documents:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of our proxy statement released to the stockholders for the preceding year’s annual meeting. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may deter stockholders from bringing matters before the stockholders at an annual or special meeting;

●	authorize our board of directors to issue undesignated preferred stock and undesignated Blank Check Common Stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock or Blank Check Common Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us;

●	provide that the authorized number of directors may be changed only by resolution of our board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or Blank Check Common Stock, be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum;

●	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock or Blank Check Common Stock with respect to such series;

●	provide that special meetings of our stockholders may only be called by resolution of our board of directors;

●	provide that our board of directors be divided into three classes of directors, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock or Blank Check Common Stock (including our Class B Common Stock), if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors; and

●	provide that the approval of the holders of at least two-thirds of the then outstanding Series A Preferred Stock is required on any matter (including a merger, consolidation or business combination) that would materially adversely affect any of the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock.

Forum Selection

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks requisite subject matter jurisdiction, and state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;

●	any action asserting a claim arising pursuant to any provision of the DGCL or the Charter Documents or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

●	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Notwithstanding the foregoing sentence, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any director, officer, employee or agent of us.

Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, these forum selection provisions. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, Class B Common Stock and Series A Preferred Stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

We may issue preferred stock either separately or represented by depositary shares. We may also, at our option, issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby. Those rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.

We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. A prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares. Warrants may be issued alone or together with common stock, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the form of warrant agreement for common stock (including the form of warrant), the form of warrant agreement for preferred stock (including the form of warrant), and the form of warrant agreement for depositary shares (including the form of warrant) with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a Current Report on Form 8-K. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

●	the designation, number or aggregate principal amount, currency of denomination and payment, and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

●	if applicable, the designation and terms of any related securities with which the warrants are issued with the warrants and the number of warrants issued with each security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the principal amount of securities purchasable upon exercise of one warrant, and the price at and the currency in which the principal amount of such securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	if applicable, the United States federal income tax considerations;

●	whether the warrants will be issued in registered or bearer form; and

●	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

●	exchange warrant certificates for new warrant certificates of different denominations;

●	if the warrant certificates are in registered form, present them for registration of transfer; and

●	exercise warrant certificates.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of common stock, preferred stock or depositary shares, or combination thereof, being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until holders exercise their warrants to purchase our common stock, preferred stock, or depositary shares, or combination thereof, holders will not have any rights as a holder of our common stock, preferred stock or depositary shares, as the case may be, by virtue of their ownership of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must review the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the other securities described in this prospectus in any combination. In addition, we will describe in the applicable prospectus supplement and any incorporated documents the terms of any series of units we issue, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	whether we will apply to have the units traded on a securities exchange or securities quotation system;

●	if applicable, any material United States federal income tax consequences;

●	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities;

●	any provisions of the governing unit agreement that differ from those described below;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

●	any other information we think is important about the units.

The provisions described in this section, as well as those described under the other sections describing the securities offered by this prospectus, will apply to each unit and to any of such other securities included in each unit.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING STOCKHOLDERS

References to a “selling stockholder” or the “selling stockholders” in this prospectus mean the entities listed in the table below, and the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees and others who may later come to hold any of the common stock described in this prospectus as a result of a transfer not involving a public sale.

This prospectus relates to the possible resale by the selling stockholders of up to 7,933,273 shares of our common stock, including, as applicable, common stock issuable to a selling stockholder, at the option of such selling stockholder, in exchange for SMLP Partnership Units (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) held by such selling stockholder on a 1:1 basis.

On December 2, 2024, we completed the transaction contemplated in the Business Contribution Agreement, dated as of October 1, 2024, by and among us, SMLP and Tall Oak Midstream Holdings, LLC, a Delaware limited liability company (“Tall Oak Parent”), pursuant to which Tall Oak Parent contributed all of its equity interests in Tall Oak Midstream Operating, LLC, a Delaware limited liability company (“Tall Oak”), to us in exchange for total consideration equal to $425.0 million (the “Tall Oak Acquisition”). Total consideration consisted of (i) a $155.0 million cash payment, (ii) cash earn-out payments of up to $25.0 million dependent upon performance of the business and (iii) the issuance of 7,471,008 shares of our Class B Common Stock and 7,471,008 SMLP Partnership Units that are exchangeable into an equivalent quantity of our common stock on a 1:1 exchange ratio. Subsequent to closing of the Tall Oak Acquisition, Tall Oak Parent transferred the shares of Class B Common Stock and associated SMLP Partnership Units to the applicable selling stockholders.

On March 10, 2025, we completed the transaction contemplated in the Membership Interest Purchase Agreement, dated as of March 10, 2025, by and among us, Summit Midstream Holdings, LLC, a Delaware limited liability company, Fundare Resources Company HoldCo, LLC, a Delaware limited liability company (“Fundare”), and solely for purposes of Section 9.19 thereto, Fundare Resources Company, LLC, a Delaware limited liability company, pursuant to which Fundare contributed all of its equity interests in Moonrise Midstream, LLC, a Delaware limited liability company, to us in exchange for total consideration equal to $90.0 million (the “Moonrise Acquisition”). Total consideration consisted of (i) a $70.0 million cash payment and (ii) the issuance of 462,265 shares of our common stock.

Upon consummation of the Tall Oak Acquisition, we entered into that certain Investor and Registration Rights Agreement, dated as of December 2, 2024 (the “Tall Oak Investor and Registration Rights Agreement”), and upon consummation of the Moonrise Acquisition, we entered into that certain Registration Rights and Lock-Up Agreement, dated as of March 10, 2025 (the “Moonrise Registration Rights Agreement”). The registration statement of which this prospectus is a part is being filed pursuant to both the Tall Oak Investor and Registration Rights Agreement and the Moonrise Registration Rights Agreement. Under each of the Tall Oak Investor and Registration Rights Agreement and the Moonrise Registration Rights Agreement, among other things, subject to certain requirements and exceptions, we are required to file with the SEC a “shelf” registration statement under the Securities Act to permit the resale of the applicable shares of common stock described in this prospectus from time to time as permitted by Rule 415 under the Securities Act, and to use our reasonable best efforts to cause the registration statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the registration statement is available or, if not available, that another registration statement is available, for the resale of all the applicable shares of common stock described in this prospectus until all of such common stock has ceased to be Registrable Securities (as defined in each of the Tall Oak Investor and Registration Rights Agreement and the Moonrise Registration Rights Agreement) or the earlier termination of the Tall Oak Investor and Registration Rights Agreement or the Moonrise Registration Rights Agreement (as applicable).

Furthermore, under the Tall Oak Investor and Registration Rights Agreement, certain of the selling stockholders have demand rights, and under the Tall Oak Investor and Registration Rights Agreement and the Moonrise Registration Rights Agreement, the selling stockholders have piggyback registration rights with respect to certain other underwritten offerings conducted by us for our own account or other stockholders of ours. The Tall Oak Investor and Registration Rights Agreement and the Moonrise Registration Rights Agreement contain customary indemnification and contribution obligations of ours for the benefit of the selling stockholders and vice versa, subject to certain qualifications and exceptions.

The selling stockholders may offer the shares of common stock for resale from time to time pursuant to this prospectus. Each of the selling stockholders may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Information about the selling stockholders may change over time.

We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. Because the selling stockholders may offer all, some or none of the shares pursuant to the offering, no definitive estimate as to the number of shares that will be held by the selling stockholders after the offering can be provided.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock owned by the selling stockholders before and after the offering. Solely for purposes of the table below, we have assumed that the selling stockholders will sell all of the shares of common stock that the selling stockholders currently hold and will make no other purchases or sales of common stock.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)(2)
Name	Number	Percent		Hereby(2)	Number	Percent
Connect Midstream LLC(3)	6,524,467	34.8	%(4)	6,524,467	—	—	(4)
Tall Oak Midstream Investments, LLC(5)	946,541	7.7	%(6)	946,541	—	—	(6)
Fundare Resources Company HoldCo, LLC(7)	462,265	3.8	%(6)	462,265	—	—	(6)

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	Assumes that the selling stockholders sell all of the shares of common stock offered pursuant to this prospectus and will make no other purchases or sales of common stock.

(3)	The shares shown as beneficially owned by Connect Midstream LLC (“Connect Midstream”) are shares of common stock issuable in exchange for an equivalent number of SMLP Partnership Units (together with the cancellation of an equal number of shares of Class B Common Stock), at the option of Connect Midstream. The sole member of Connect Midstream is Tailwater Energy Fund III LP (“Fund III”). The general partner of Fund III is TW GP EF-III LP and the Investment Manager of Fund III is TW-IM LLC. The general partner of TW GP EF-III LP is TW GP EF-III GP, LLC. Tailwater Capital LLC (“Tailwater Capital”) is the sole member of both TW GP EF-III, GP and TW-IM LLC. Jason H. Downie and Edward Herring are the Managing Partners and have 50/50 control of Tailwater Capital. The address of the business office of Connect Midstream, Fund III and Tailwater Capital is 2021 McKinney Ave, Suite 1250, Dallas, Texas 75201.

(4)	Based on 18,765,565 shares of common stock outstanding as of March 19, 2025, on a diluted basis assuming the exchange of all SMLP Partnership Units (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) then outstanding owned by Connect Midstream.

(5)	The voting power of the shares beneficially held by Tall Oak Midstream Investments, LLC (“TOMI”) is exercised by the members holding a majority interest in TOMI: RJL II LLC (by its Managing Member, Ryan Lewellyn); MJM III LLC (by its Managing Member, Max Myers); LDL II LLC (by its Managing Member, Lindel Larison); and CKE II LLC (by its Managing Member, Carlos Evans). The address of the business office of TOMI is 2575 Kelley Pointe Parkway, Suite 340, Edmond, Oklahoma 73013.

(6)	Based on 12,241,098 shares of common stock outstanding as of March 19, 2025.

(7)	Fundare is the record holder of the shares of common stock. Fundare Resources Company, LLC (“FRC”) is the sole member of Fundare. FRC is controlled by a board of managers (the “Board”) consisting of seven members entitled to 10 total votes. Fundare Resources Management Company, LLC (“FMC”) has the right to appoint one member to the Board, who is entitled to one vote. FMC’s appointee, Michael Starzer, currently serves as the executive chairman of FRC. WDC Energy, LLC and WDC Energy II Green River LLC have the right to collectively appoint three members to the Board, which are Tom Woodward, Gabe Woodward and Beau Woodward (such appointees, collectively, the “Woodward Managers”), with each Woodward Manager entitled to two votes. Any act by a majority of the Board, which must include the approval of FRC’s executive chairman, Mr. Starzer, is an act of the Board. Therefore, FRC, Mr. Starzer and the Woodward Managers may be deemed to share voting or dispositive power over the shares of common stock owned by Fundare. This statement shall not be deemed an admission that any such entity or individual is the beneficial owner of the shares of common stock held by Fundare for the purposes of Section 13(d) of the Exchange Act, or any other purpose. The address of the business office of Fundare is 5251 DTC Parkway, Suite 950, Greenwood Village, Colorado 80111.

PLAN OF DISTRIBUTION

General

We or the selling stockholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more purchasers;

●	through agents;

●	to or through underwriters, brokers or dealers;

●	through a combination of any of these methods; or

●	any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	one or more underwritten offerings;

●	block trades in which a broker-dealer will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	a distribution in-kind to a selling stockholder’s direct or indirect partners, members or equity holders;

●	privately negotiated transactions, which may include a Block Trade (as defined in the Moonrise Registration Rights Agreement);

●	settlement of short sales;

●	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

●	a distribution in accordance with the rules of the applicable securities exchange;

●	a combination of any such methods of distribution; or

●	any other method permitted pursuant to applicable law.

As described above, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock held by it to its direct or indirect members, partners or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such members, partners or equity holders are not affiliates of ours, such members, partners or equity holders would thereby receive freely tradeable common stock pursuant to the distribution under this prospectus. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The selling stockholders may also sell common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We or the selling stockholders may also enter into derivative or hedging transactions. For example, we or one or more of the selling stockholders may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or one or more of the selling stockholders to close out its short positions;

●	sell securities short and redeliver such shares to close out our or one or more of the selling stockholders’ short positions;

●	enter into option or other types of transactions that require us or one or more of the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

●	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or one or more selling stockholders or others to settle such sales and may use securities received from us or one or more selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

One or more of the selling stockholders may, from time to time, pledge or grant a security interest in shares of our common stock beneficially held by it and, if such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee or other successors-in-interest as the selling stockholder under this prospectus.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, agents or dealers and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts, commissions, concessions or other compensation allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The selling stockholders each reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

We will not receive any of the proceeds from any offering by a selling stockholder. We will bear all fees and costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. The selling stockholders and any underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their respective affiliates. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and, if applicable, the one or more of the selling stockholders, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or the selling stockholders or through agents designated by us or one or more of the selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling stockholders to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. We will make copies of this prospectus available to the selling stockholders and are informing the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or one or more of the selling stockholders at the time of resale. Dealers engaged by us or the selling stockholders may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholders may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock on any securities exchange or quotation system; any such listing with respect to any preferred stock will be described in the applicable prospectus supplement.

In connection with any offering of common stock, preferred stock or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of our common stock or preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The financial statements of Summit Midstream Corporation as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Summit Midstream Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Tall Oak Midstream Operating, LLC and subsidiaries as of and for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Weaver and Tidwell, L.L.P., an independent auditor, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by the Registrant, to be incurred in connection with the registration and sale of the securities:

SEC Registration Fee		$82,424.51
FINRA Filing Fee		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent’s Fees and Expenses		*
Blue Sky Fees		*
Printing and Engraving Fees		*
Miscellaneous		*
Total	$	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation provides that the Registrant’s directors and officers will not be liable to the Registrant or its stockholders for monetary damages to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director or officer of the Registrant will be limited to the fullest extent permitted by the amended DGCL. The Registrant will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Reference is made to the forms of Underwriting Agreement, which will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of the Registrant’s officers, directors and controlling persons against specified liabilities.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Common Stock*
1.2	Form of Underwriting Agreement for Preferred Stock*
1.3	Form of Underwriting Agreement for Depositary Shares*
1.4	Form of Underwriting Agreement for Warrants*
1.5	Form of Underwriting Agreement for Purchase Contracts*
1.6	Form of Underwriting Agreement for Units*
2.1	Agreement and Plan of Merger, dated as of May 31, 2024, by and among Summit Midstream Corporation, Summit SMC NewCo, LLC, Summit Midstream Partners, LP and Summit Midstream GP, LLC (Included as Annex A to the proxy statement/prospectus that forms a part of the registration statement on Form S-4 filed with the SEC on June 3, 2024 (File No. 333-279903))
2.2	Business Contribution Agreement, by and among Summit Midstream Corporation, Summit Midstream Partners, LP and Tall Oak Midstream Holdings, LLC, dated as of October 1, 2024 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 2, 2024 (Commission File No. 001-42201))#
3.1	Amended and Restated Certificate of Incorporation of Summit Midstream Corporation (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed August 1, 2024 (Commission File No. 001-42201))
3.2	Amended and Restated Bylaws of Summit Midstream Corporation (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed August 1, 2024 (Commission File No. 001-42201))
3.3	Certificate of Designation of Series A Floating Rate Cumulative Redeemable Perpetual Preferred Stock of Summit Midstream Corporation (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K12B filed August 1, 2024 (Commission File No. 001-42201))
3.4	Certificate of Designation of Class B common stock, par value $0.01 per share, of Summit Midstream Corporation (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 3, 2024 (Commission File No. 001-42201))
3.5	Form of Certificate of Designation of Preferred Stock*
4.1	Form of Deposit Agreement (including form of Depositary Receipt)*
4.2	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)*
4.3	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)*
4.4	Form of Depositary Share Warrant Agreement (including form of Depositary Share Warrant Certificate)*
4.5	Form of Purchase Contract (including form of Purchase Contract Certificate)*
4.6	Form of Unit Agreement (including form of Unit Certificate)*
5.1	Opinion of Kirkland & Ellis LLP
10.1	Sixth Amended and Restated Agreement of Limited Partnership of Summit Midstream Partners, LP, by and among Summit Midstream Corporation, Summit Midstream GP, LLC, and Tall Oak Midstream Holdings, LLC, dated as of December 2, 2024 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 3, 2024 (Commission File No. 001-42201))
10.2	Investor and Registration Rights Agreement, by and between Summit Midstream Corporation and Tall Oak Midstream Holdings, LLC, dated as of December 2, 2024 (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed December 3, 2024 (Commission File No. 001-42201))
10.3	Membership Interest Purchase Agreement, by and among Fundare Resources Company HoldCo, LLC, Summit Midstream Holdings, LLC, Summit Midstream Corporation, and solely for purposes of Section 9.19 thereto, Fundare Resources Company, LLC, dated as of March 10, 2025 (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 14, 2025 (Commission File No. 001-42201))#
10.4	Registration Rights and Lock-Up Agreement, by and between Summit Midstream Corporation and Fundare Resources Company HoldCo, LLC, dated as of March 10, 2025 (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed March 14, 2025 (Commission File No. 001-42201))
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Weaver and Tidwell, L.L.P.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
107	Filing Fee Table

#	Certain of the schedules and exhibits have been omitted pursuant to Item 601(a)(5), Item 601(b)(2) or Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish an unredacted, supplemental copy (including any omitted schedule or attachment) to the Securities and Exchange Commission (“SEC”) upon request.

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K and to be incorporated herein by reference or by a post-effective amendment to this registration statement.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 24, 2025.

SUMMIT MIDSTREAM CORPORATION

By:	/s/ William J. Mault
William J. Mault
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Heath Deneke, William J. Mault and James D. Johnston, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 24, 2025.

Signature	Title

/s/ J. Heath Deneke	Director, President and Chief Executive Officer
J. Heath Deneke	(Principal Executive Officer)

/s/ William J. Mault	Executive Vice President and Chief Financial Officer
William J. Mault	(Principal Financial Officer)

/s/ Matthew B. Sicinski	Senior Vice President and Chief Accounting Officer
Matthew B. Sicinski	(Principal Accounting Officer)

/s/ James J. Cleary	Director
James J. Cleary

/s/ Jason H. Downie	Director
Jason H. Downie

/s/ J. Edward Herring, Jr.	Director
J. Edward Herring, Jr.

/s/ Lee Jacobe	Director
Lee Jacobe

/s/ Stephen M. Lipscomb Jr.	Director
Stephen M. Lipscomb Jr.

/s/ Robert J. McNally	Director
Robert J. McNally

/s/ Rommel M. Oates	Director
Rommel M. Oates

/s/ Jerry L. Peters	Director
Jerry L. Peters

/s/ Andrew A. Winston	Director
Andrew A. Winston

/s/ Marguerite Woung-Chapman	Director
Marguerite Woung-Chapman